[KMJ Corbin & Company LLP Letterhead]

August 25, 2010

Mr. Michael Cabral
President
U.S. Aerospace, Inc.
10291 Trademark Street
Rancho Cucamonga, CA 91730

Dear Mr. Cabral:

This is to confirm that the client-auditory relationship between U.S. Aerospace, Inc. (Commission File Number 000-09459) and KMJ Corbin & Company LLP has ceased.

Sincerely,

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP

CC: Securities and Exchange Commission

Office of the Chief Accountant

Sent via e-mail : SECPSletters@sec.gov